UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 27, 2013

GRAHAM HOLDINGS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1150 15th Street, N.W. Washington, D.C.		20071
(Address of principal executive offices)		(Zip Code)

(202) 334-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On November 27, 2013, The Washington Post Company (effective November 29, 2013, Graham Holdings Company) entered into a Purchase and Sale Agreement (the “Agreement”) with Carr Properties OC LLC, a Delaware limited liability company, to sell its interest in property, land and improvements at its Headquarters, including 1100 15th Street NW, 1150 15th Street NW and 1523 L Street NW. The sale is contingent upon the successful completion of a due diligence study period and is expected to take place at the end of March 2014. The sale price is approximately $159 million.

Item 9.01    Financial Statements and Exhibits

Exhibit 99.1 Press Release issued by The Washington Post Company on November 27, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                  Graham Holdings Company

                                                                                                (Registrant)

Date December 2, 2013                                                  /s/ Hal S. Jones

                                                                                              Hal S. Jones

                                                                             Senior Vice President - Finance

                                                                                 (Principal Financial Officer)

Exhibit Index

Exhibit 99.1   Press Release issued by The Washington Post Company